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                                                                          28(c)

                                  Form of Proxy for Shareholders of Cornerstone


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                                                                   EXHIBIT 28(c)

                                 REVOCABLE PROXY

  (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORNERSTONE COMMUNITY BANK)


         The undersigned hereby appoints _____________________, ____________________, and ___________________with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Cornerstone Community Bank ("Cornerstone") standing in my name on the books and records of Cornerstone on the ___ day of June, 1997 which the undersigned is entitled to cast at the Annual Meeting of Stockholders to be held at _________________________ Chattanooga, Tennessee on __________________, July
____, 1997 at 12:00 noon, Eastern Daylight Savings Time, and at any and all adjournments as follows:

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

                                                                                                   For      Against
                                                                                                   ---      -------
1. Approval of the Agreement and Plan of Merger dated as of March 18, 1997 (the
"Merger Agreement") among East Ridge, The Bank of East Ridge, Cornerstone
Community Bank ("Cornerstone") and David E. Young, individually, which provides for, among other things, the merger of Cornerstone (the "Merger") with and into
The Bank of East Ridge, a Tennessee banking corporation that is a wholly-owned subsidiary of East Ridge, with The Bank of East Ridge to be the surviving corporation in the Merger, but which, upon the effectiveness of the Merger, will amend its charter and change its name to "Cornerstone Community Bank"; and East
Ridge will amend its charter and change its name to "Cornerstone Bancshares,
Inc." The Board of Directors recommends a vote FOR the Merger Agreement.
                                                                                                   ---      -------

2. Election of fifteen (15) Directors. The Board of Directors recommends a vote FOR the election of the nominees.

                  [ ]      FOR all nominees listed below:

Ramesh V. Amin             Randy Brooks                       B. Kenneth Driver
Karl Fillauer              Timothy L. Hobbs                   Carolyn C. Johnson
James H. Large             Lawrence D. Levine                 Russell W. Lloyd
Earl A. Marler, Jr.        Doyce G. Payne, M.D.               Bill Pollard
Turner Smith                                                  Billy O. Wiggins
Marsha Yessick

                  [ ]      WITHHOLD AUTHORITY to vote for all nominees.

                  Instruction: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

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3. To amend the Charter of Cornerstone to authorize the exercise of trust powers, subject to regulatory approval. The Board of Directors recommends a vote
FOR the proposal.
                                                                                                   ---      -------

4. To ratify the selection of Hazlett, Lewis & Bieter, PLLC, as the Company's independent accountants and auditors. The Board of Directors recommends a vote FOR the proposal.

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
5. At their discretion, on such other business as may properly come before the
Annual Meeting or any adjournments or postponements thereof.
                                                                                                   ---      -------

NOTE: The Board of Directors is not aware of any other matter that may come before the meeting.

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THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED IF NO CHOICE IS
MADE HEREON.

         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and, after notification to the Secretary of Cornerstone at the Annual Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Annual Meeting called for the ____ day of July, 1997 and a Joint Proxy Statement/Prospectus dated the ___ day of June, 1997 prior to the execution of this Proxy.


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                                     Date


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                                     Signature of Stockholder


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                                     Signature of Stockholder

                                     (Please sign exactly as your printed name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.)